UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 9, 2005
(Date of Report - Date of earliest event reported)

KERR-McGEE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16619	73-1612389
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kerr-McGee Center
Oklahoma City, Oklahoma	73125
(Address of principal executive offices)	(Zip Code)

(405) 270-1313
(Registrant's telephone number)

Item 1.01	Entry into a Material Definitive Agreement.

As a result of the merger of Kerr-McGee Corporation and Oryx Energy Company ("Oryx") in 1999, David A. Hager (now the Company's Senior Vice President) became vested in his benefit under the Oryx Energy Company Executive Retirement Plan (the "Oryx SERP"). Mr. Hager became a participant in the Kerr-McGee Corporation Supplemental Executive Retirement Plan (the "KMC SERP") when the Oryx SERP was merged into the KMC SERP in 2000. The KMC SERP provided at that time that Mr. Hager's plan benefits would continue to be determined in accordance with the terms of the Oryx SERP.

On March 8, 2005, the Board of Directors of the Company adopted an amendment to the KMC SERP. The amendment provides that, effective immediately upon adoption of the amendment, Hager's benefit under the KMC SERP as of any date will be based on the greater of:

(1) his benefit determined under the terms of the Oryx SERP (based on Hager's service and compensation with both Oryx and the Company), or

(2) his benefit determined under the terms of the KMC SERP (based on Hager's service and compensation with both Oryx and the Company).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KERR-MCGEE CORPORATION

	By:	(John M. Rauh)
John M. Rauh
Vice President and Controller

Dated: March 9, 2005